CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms (“Auditors”)” and “Representations and Warranties” (paragraph 4.1(f) of the Agreement and Plan of Reorganization) included in the Prospectus/Proxy Statement that forms part of the Registration Statement on Form N-14 of Scudder Advisor Funds (File No. 333-125567) (the “Registration Statement”) and to the references to us included in Aggressive Growth Fund’s Prospectus and Statement of Additional Information dated December 1, 2004, as revised from time to time, which are incorporated by reference into the Registration Statement, and to the incorporation by reference into the Registration Statement of our report dated November 19, 2004 on the financial statements and financial highlights of Scudder Aggressive Growth Fund included in the Annual Report dated September 30, 2004.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 27, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of our reports dated September 27, 2004 and November 24, 2004, relating to the financial statements and financial highlights which appear in the July 31, 2004 and September 30, 2004 Annual Reports to Shareholders of the Scudder Development Fund (a series of Scudder Securities Trust) and Scudder Mid Cap Growth Fund (a series of Scudder Advisor Funds), respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditors”)” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A of Scudder Development Fund and Scudder Mid Cap Growth Fund dated December 1, 2004 and February 1, 2005, respectively, which are incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

August 1, 2005